Exhibit 10.1

Amendment N1

to

Master Service Agreement dated August 16, 2010 by and between Adherex
Technologies, Inc. and OCT Group, LLC

New York	April 2, 2011

Adherex Technologies, Inc., having its Registered Office at 501 Eastowne Drive, Suite 140, Chapel Hill, NC 27514, USA (hereinafter referred to as "Adherex "), on the one side, in person of the CEO Rosty Raykov,

 and

OCT Group, LLC, having its principal office at 845 Third Avenue, 6th Floor, New York, NY, 10022, USA, hereinafter referred to as ‘’OCT’’, in person of the President Dmitry Sharov, on the other side,

collectively referred to as “Parties”,

concluded this Amendment  to  the Master Service Agreement dated August 16, 2010 (MSA) together with its EXHIBIT 1. - PSA dd. Aug. 16, 2010, due to the changes in the scope of services required by Adherex from OCT.

The Parties agree on the following:

1.	Adherex requires and OCT agrees to perform following additional Services:

1.1.	Open 2 (two) additional sites for its Clinical Trial, carried in Russia by OCT;
1.2.	Perform safety activities for the Clinical Trial;

2.	MSA dated August 16, 2010 shall be amended by adding Exhibit 2 PSA “Additional Services Budget” dated March 09, 2011 enclosed hereto.

3.
The Total Cost of the Services listed in Article 1 above and PTCs associated with Services is 150.078,00 (one hundred fifty thousand seventy eight) USD  as detailed in Exhibit 2 PSA “Additional Services Budget” dated March 09, 2011.

4.	Exhibit 1 PSA dd. Aug. 16, 2010 shall be amended as follows:

4.1.
Section Warehouse of Exhibit 1 PSA dated Aug. 16, 2010 shall be considered null and void by the Parties as of March 09, 2011 and shall be replaced in full by Section Vendor Warehouse dd. March 09, 2011 attached hereto.

5.	The Parties agree on the following invoicing procedure for the Additional Services stipulated in Article 1 above:

5.1.	The Total Cost of Services associated with opening of the 2 additional sites (55185 USD) shall be invoiced at the fulfillment of the milestones as set forth below:

a)	Within 30 calendar days from the effective date of this Amendment # 1, Adherex agrees to make an advance payment to OCT in the amount of 25% of the Total Service cost;

b)	10% of the cost of the Services – 25% patients enrolled

c)	5% of the cost of the Services - 50% patients enrolled

d)	5% of the cost of the Services – 75% patients enrolled

e)	15% of the cost of the Services – 100% patients enrolled

f)	5% of the cost of the Services – 25% of patients completed treatment, case report forms monitored and queries resolved.

g)	5% of the cost of the Services – 50% of patients completed treatment, case report forms monitored and queries resolved.

h)	10% of the cost of the Services – 75% of patients completed treatment, case report forms monitored and queries resolved.

i)	10% of the cost of the Services – 100% of patients completed treatment, case report forms monitored and queries resolved.

j)	5% of the cost of the Services - Database Lock

In case Database is not locked within two (2) months of milestone i) above (“100% of patients completed treatment, case report forms monitored and queries resolved”) not due to the fault of OCT, OCT shall have the right to invoice the total amount for this “Database lock” milestone in 2 (two) months after “100% of patients completed treatment, case report forms monitored and queries resolved” is completed.

k)	5% All Sites Closed

Amounts listed in articles b) – k) above shall be invoiced together with the corresponding milestones listed in Clause 6.1.1. of the MSA.

5.2.
Total Cost for the Safety Activities (67655 USD) shall be invoiced together with the milestones listed above based on the amount of the Safety services actually performed within the course of the corresponding milestone.

5.3.	PTCs associated with Services as well as the Warehouse expenses shall be invoiced as set forth by Clause 6.3. of the MSA.

6.	Currency of the MSA and all Exhibits is USD.

7.	This Amendment has the following attachments incorporated herein:
7.1.	Exhibit 2 PSA “Additional Services Budget” dated March 09, 2011
7.2.	Vendor Warehouse dd. March 09, 2011

This Amendment shall take effect on April 2, 2011 and become integral part of the MSA and shall terminate when all obligations and requirements under the MSA and all effective Exhibits enclosed thereto are performed unless either terminated earlier or extended by the parties pursuant to the terms of the MSA subject to Clauses 7 – 8.

OCT Group, LLC		Adherex Technologies, Inc.

Signature	ss	Signature	ss
Name	Dmitry Sharov	Name	Robert Andrade
Title	President	Title	CFO
Date	April 2, 2011	Date	April 2, 2011